Exhibit 10.1

                                 AMENDMENT NO. 1


         AMENDMENT NO. 1, dated as of June 29, 2007, among EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and JPMORGAN CHASE BANK, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

         The Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of June 13, 2006 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Banks to the Company. The Company, the Banks and the Agent now wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the occurrence of the Amendment Effective Date and effective on such date, the Credit Agreement shall be amended as follows:

         2.01. New Definitions. Section 1.01 of the Credit Agreement (Definitions) shall be amended by inserting the following definitions in the appropriate alphabetical sequence:

                  "Imbali Facility" shall mean Indebtedness of Imbali Metals Bvba consisting of a revolving working capital facility provided by Fortis Bank S.A./N.V., New York Branch, in a principle amount not to exceed (euro)10,000,000 at any one time outstanding, that is either governed by the Promissory Note dated June 29, 2007 (a copy of which has been furnished to the Agent) or is substantially on the terms set forth in the term sheet attached as Exhibit A to Amendment No. 1 hereto, and any renewal or extension of such revolving working capital facility (so long as the terms and conditions thereof are substantially the same as set forth in said term sheet).

                  "Imbali Guarantee" shall mean a Guarantee by the Company of the Imbali Facility, which Guarantee shall be subordinated to the obligations of the Company under this Agreement and the other Basic Documents pursuant to the Subordination Agreement.

                  "Subordination Agreement" shall mean a Subordination Agreement, substantially in the form attached hereto as Exhibit B to Amendment No. 1 hereto, among the Company, the Agent and the lenders under the Imbali Facility (or an agent on their behalf).

         2.02. Definition of "Tangible Net Worth." The definition of "Tangible Net Worth" in Section 1.01 of the Credit Agreement (Definitions) shall be amended by inserting the following new clause (c) immediately after clause (b) therein:

                  "(c) accumulated other comprehensive income (as set forth in the most recent financial statements of the Company); plus"

and by relettering former clauses (c) and (d) to be clauses (d) and (e).

         2.03. Financial Statements. The parenthetical phrase in Section 8.01(h) of the Credit Agreement (Financial Statements; Etc.) shall be amended in its entirety to read as follows:

         "(including, without limitation, any Plan or Multiemployer Plan, any reports or other information required to be filed under ERISA, and the financial information described on Exhibit D to Amendment No. 1 hereto)"

         2.04. Limitation on Liens. Section 8.06 of the Credit Agreement (Limitation on Liens) shall be amended by deleting the word "and" at the end of clause (f) thereof, by replacing the period at the end of clause (g) thereof with " ; and" and by inserting the following clause (h) immediately after clause
(g) therein:

                  "(h) the following:

                           (i) Liens on Property of Imbali Metals Bvba securing
                  the Imbali Facility, and

                           (ii) Liens on Property of the Company securing the
                  Imbali Guarantee, so long as such Lien is subject to the Subordination Agreement."

         2.05. Limitation on Indebtedness. Section 8.07 of the Credit Agreement (Indebtedness) shall be amended by deleting the word "and" at the end of clause
(e) thereof, by replacing the period at the end of clause (f) thereof with "; and" and by inserting the following clause (g) immediately after clause (f) therein:

                  "(g) the following:

                           (i) Indebtedness of Imbali Metals Bvba under the
                  Imbali Facility, and

                           (ii) Indebtedness of the Company under the Imbali
                  Guarantee, so long as such Indebtedness is subject to the Subordination Agreement."

         2.06. Investments. Section 8.08 of the Credit Agreement (Investments) shall be amended in its entirety to read as follows:

                  "8.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                           (a) the following: (i) Investments outstanding on the
                  date hereof and identified on Schedule II hereto, and (ii) Investments in Empire Resources Extrusions LLC outstanding on March 31, 2006;

                           (b) deposit accounts with banks;

                           (c) Interest Rate Protection Agreements and
                  commodities hedge agreements entered into in the ordinary course of business and not for speculative purposes;

                           (d) Investments by the Company in Imbali Metals Bvba
                  in an aggregate amount not to exceed (euro)2,000,000, and Investments by the Company under the Imbali Guarantee; and

                           (e) other Investments in an aggregate outstanding
                  principal amount not exceed at any time $500,000."

         2.07. Limitation on Payments on Imbali Guarantee. Section 8.15 of the Credit Agreement (Subordinated Debt) shall be amended by adding the following sentence at the end thereof:

         "The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for any sinking, defeasance, or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or repayment of the principal of or interest on, or any other amounts owing in respect of, the Imbali Guarantee."

         2.08. Imbali Matters. The following new Section 8.18 shall be added to the Credit Agreement:

                  "8.18  Imbali Matters.

                           (a) By no later than 60 days after the date of
                  Amendment No. 1 hereto, the Company shall have granted to the Agent for the benefit of the Banks a first priority perfected Lien on 65% of the equity interests in Imbali Metals Bvba, pursuant to documentation in form and substance satisfactory to the Agent.

                           (b) The Company shall,

                                    (x) by no later than July 6, 2007, cause
                           Imbali Metals Bvba to purchase for cash at least $4,000,000 of inventory then held by it on consignment for the Company (and upon such purchase the Agent's Lien on such inventory so purchased shall terminate), and

                                    (y) by no later than September 30, 2007,
                           cause Imbali Metals Bvba to purchase for cash all inventory in excess of (euro)2,000,000 then held by it on consignment for the Company (and upon such purchase the Agent's Lien on such inventory so purchased shall terminate).

                           (c) The Company shall, promptly after entering into
                  the same, furnish to the Agent copies of each document or instrument governing or evidencing the Imbali Facility, the Imbali Guarantee or any collateral security therefor."

         Section 3. Representations and Warranties. The Company represents and warrants to the Banks as of the Amendment Effective Date that (x) the representations and warranties set forth in Section 7 of the Credit Agreement and in Article III the Amended and Restated Security Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 1 except (i) changes resulting from transactions contemplated by or permitted by the Credit Agreement, and (ii) those applicable to a specific date or period and (y) no Default has occurred and is continuing.

         Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of June 29, 2007 (the "Amendment Effective Date"), upon the satisfaction of the following conditions:

                  (a) the execution of this Amendment No. 1 by the Company, Banks constituting the Required Banks and the Agent,

                  (b) the delivery by the Company of board of director resolutions approving this Amendment No. 1 and the transactions contemplated herein, in form and substance satisfactory to the Agent, and

                  (c) the Agent and the Company shall have entered into an Amendment to the Security Agreement substantially in the form of Exhibit C hereto.

         Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                            EMPIRE RESOURCES, INC.

                            By: /s/ Sandra Kahn
                                ----------------------------------------------
                                Sandra R. Kahn
                                Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as Agent

                            By: /s/ Thomas S. Drake
                                ----------------------------------------------
                                Thomas S. Drake
                                Vice President

                            BROWN BROTHERS HARRIMAN & CO.

                            By:
                                ----------------------------------------------
                                Michael L. Velluci
                                Vice President

                            CITICORP USA, INC.

                            By: /s/ Keith Pallmann
                                ----------------------------------------------
                                Keith Pallmann
                                Vice President

                            JPMORGAN CHASE BANK, N.A.

                            By: /s/ Thomas S. Drake
                                ----------------------------------------------
                                Thomas S. Drake
                                Vice President

                            COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                            B.A., "RABOBANK INTERNATIONAL", NEW YORK BRANCH

                            By: /s/ Eva Rushkevich
                                ----------------------------------------------
                                Eva Rushkevich
                                Executive Director

                            FORTIS CAPITAL CORP.

                            By: /s/ Kimberly Oates
                                ----------------------------------------------
                                Kimberly Oates
                                Director
                                Fortis Capital Corp.




                            By  /s/ Michiel V.M. Van Der Voort
                                ----------------------------------------------
                                Michiel V.M. Van Der Voort
                                Managing Director

                                                                      EXHIBIT A




                                  [Term Sheet]

                                                                      EXHIBIT B



                        [Form of Subordination Agreement]

                             SUBORDINATION AGREEMENT

                  SUBORDINATION AGREEMENT, dated as of June 29, 2007, among:

                  (i) FORTIS BANK, S.A./N.V., NEW YORK BRANCH, the New York branch of a Belgian bank (the "Subordinated Creditor");

                  (ii) EMPIRE RESOURCES, INC., a Delaware corporation (the "Company"); and

                  (iii) JPMORGAN CHASE BANK, N.A., a national banking association, as agent for the Banks party to the Empire Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

                  To induce said Banks to enter into Amendment No.1 to the Empire Credit Agreement referred to below and to extend credit from time to time under said Empire Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined), and the Liens (as so defined) of the Subordinated Creditor on the Collateral (as so defined) to the Liens of the Agent on the Collateral, all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. As used herein the following terms shall have the following respective meanings:

                  "Bank" shall mean a "Bank" under the Empire Credit Agreement.

                  "Collateral" shall have the meaning given to that term in the Security Agreement.

                  "Empire Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 13, 2006, among the Company, the Banks referred to therein and the Agent, as the same may be modified and supplemented and in effect from time to time.

                  "Empire Guarantee" shall mean a Guarantee by the Company of the obligations of Imbali under the Imbali Credit Agreement.

                  "Imbali" shall mean Imbali Metals Bvba, a Belgian corporation.

                  "Imbali Credit Agreement" shall mean each agreement or instrument evidencing or governing any indebtedness of Imbali to the Subordinated Creditor.

                  "Insolvency Proceeding" shall mean any proceeding against the Company under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect.

                  "Lien" shall mean any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option or trust having the practical effect of any of the foregoing.

                  "Permitted Refinancing" shall mean any extension, renewal, refunding or refinancing, or any restructuring, or any other modification (collectively, a "Refinancing"), of any Senior Debt at any time outstanding under the Empire Credit Agreement or of any Refinancing.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Reorganization Debt Securities" shall mean debt securities of the Company as reorganized or readjusted or debt securities of the Company or any other company, trust or organization provided for by a plan of reorganization or readjustment that are subordinated, to at least the same extent as the Subordinated Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment.

                  "Security Agreement" shall mean the Security Agreement referred to in the Empire Credit Agreement.

                  "Senior Debt" shall mean, collectively, the following indebtedness and obligations of the Company:

                  (a) all indebtedness and other obligations of the Company under the Empire Credit Agreement and the other Senior Debt Documents, including all interest, expenses, indemnities, penalties, fees and other amounts payable from time to time under or in connection with the Empire Credit Agreement,

                  (b) all obligations of the Company to any of the Banks (or any affiliate of any Bank) under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices,

                  (c) all other obligations of the Company (whether arising in respect of extensions of credit or otherwise) to any Bank or any affiliate of any Bank, other than the following:

                           (i) Subordinated Debt;

                           (ii) indebtedness of the Company secured by mortgages
                  on real property;

                           (iii) Capital Lease Obligations (as defined in the
                  Empire Credit Agreement); and

                           (iv) all purchase money indebtedness with original
                  stated tenor in excess of one year, and

                  (d)  any Permitted Refinancing.

The term "Senior Debt" shall include any interest accruing after the date of any filing by the Company of any petition in, or other commencement of, any Insolvency Proceeding, whether or not such interest is allowable as a claim in any such proceeding. Without limiting the generality of the foregoing, the term "Senior Debt" shall include all obligations under the Empire Credit Agreement to pay fees, in respect of indemnification and to reimburse the Agent and the Banks for expenses.

                  "Senior Debt Documents" means the Empire Credit Agreement and the other Basic Documents referred to in the Empire Credit Agreement.

                  "Subordinated Debt" shall mean all obligations of the Company under the Empire Guarantee in respect of (i) the principal of, and interest and premium (if any) on, the loans made under the Imbali Credit Agreement, and (ii) any other amounts owing under the Subordinated Debt Documents, including, without limitation, any amounts owing in respect of a breach of the representations, warranties or covenants thereunder by the Company, but shall exclude obligations of Imbali Metals Bvba in respect thereof.

                  "Subordinated Debt Documents" shall mean the Imbali Credit Agreement and each other agreement or instrument entered into in connection therewith.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2.  Subordination.

                  2.01 Subordination of Subordinated Debt. The Company, for itself and its successors and assigns, covenants and agrees, and the Subordinated Creditor, for itself and its successors and assigns, likewise covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

                  2.02 Payment of Proceeds Upon Dissolution. In the event of any of the following (a "Dissolution Event"): (a) any Insolvency Proceeding, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving an Insolvency Proceeding, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

                  (1) the Banks shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Subordinated Creditor shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;

                  (2) any payment or distribution of assets of the Company (other than assets of Imbali) of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subordinated Creditor would be entitled in respect of the Subordinated

         Debt but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any indebtedness subordinated to the Subordinated Debt (other than Reorganization Debt Securities), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent (and the Subordinated Creditor hereby authorizes each such payor to pay over to the Agent, upon demand by the Agent, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Debt, and without further notice to or consent of the Subordinated Creditor), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both (and in furtherance of the foregoing and of the following clause (3), but not by way of limitation thereof, in the event the Company is subject to any Insolvency Proceeding, with the result that the Company is excused from the obligation to pay all or part of the interest otherwise payable in respect of the Senior Debt during the period subsequent to the commencement of such Insolvency Proceeding, the Subordinated Creditor agrees that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or distributions in respect of the Subordinated Debt);

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 2.02, the Subordinated Creditor shall have received, before all Senior Debt is paid in full in cash, any such payment or distribution of assets of the Company (other than the assets of Imbali) of any kind or character, whether in cash, property or securities in respect of the Subordinated Debt (other than Reorganization Debt Securities), including any such payment or distribution arising out of the exercise by the Subordinated Creditor of a right of set-off or counterclaim and any such payment or distribution in respect of the Subordinated Debt received by reason of any indebtedness subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall not be commingled with other funds of the Subordinated Creditor and shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent, in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both; and

                  (4) the Subordinated Creditor hereby irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other actions, all in the name of the Subordinated Creditor, or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement, but the Agent has no obligation to do so. The Subordinated Creditor hereby (A) agrees to file appropriate proofs of claim in respect of the Subordinated Debt; and (B) agrees to execute and deliver to the Agent or its representatives on demand such powers of attorney, proofs of claim and other instruments as may be requested by the Agent or its representatives in order to enable the Agent to (x) enforce any and all claims upon or with respect to the Subordinated Debt; and (y) collect and receive all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt.

                  2.03  Actions When Senior Debt Outstanding.

                  (a) Actions Prohibited. No payment on account of the principal of, or interest or premium (if any) on, the Subordinated Debt or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by the Company at any time prior to the payment in full in cash of the Senior Debt.

                  (b) Payments Over. In the event that, notwithstanding the foregoing provisions of this Section, the Subordinated Creditor shall have received any payment prohibited by the foregoing provisions of this Section, then, and in any such event, such payment shall not be commingled with other funds of the Subordinated Creditor and shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent, in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), with the Agent to promptly remit to the Subordinated Creditor any amounts remaining after payment in full in cash of all Senior Debt, giving effect to any concurrent payment or distribution to the Agent, the Banks or both.

                  (c) Payments by Imbali. Nothing in this Agreement shall limit or restrict the rights or obligations of Imbali Metals Bvba to make payments under the Imbali Credit Agreement.

                  2.04  Subordination of Liens.

                  (a) Priority of Liens. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Debt granted on the Collateral or of any Liens securing the Senior Debt granted on the Collateral and notwithstanding any provision of the UCC or any applicable law or the Subordinated Debt Documents or any other circumstance whatsoever, the Subordinated Creditor hereby agrees that: (a) any Lien on the Collateral securing any Senior Debt now or hereafter held by or on behalf of the Agent, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and before any Lien on the Collateral securing any of the Subordinated Debt; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Subordinated Creditor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Debt. All Liens on the Collateral securing any Senior Debt shall be and remain senior in all respects and before all Liens on the Collateral securing any Subordinated Debt for all purposes, whether or not such Liens securing any Senior Debt are subordinated to any Lien securing any other obligation of the Company.

                  (b) Contesting Claims and Liens. The Subordinated Creditor and the Agent, for itself and on behalf of each Bank, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Dissolution Event), the validity or enforceability of any Senior Debt or any Subordinated Debt, respectively, or the priority, validity or enforceability of a Lien held by or on behalf of any of the Agent in the Collateral or by or on behalf of any of the Subordinated Creditor in the Collateral, respectively.

                  2.05 Subrogation. Subject to the payment in full in cash of all Senior Debt and the termination of all obligations (if any) of the Agent or any Bank to extend credit to the Company pursuant to the Senior Debt Documents, the Subordinated Creditor shall be subrogated to the rights of the Banks to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Banks of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Banks by the Subordinated Creditor, shall, as between the Company, its creditors other than the Banks, and the Subordinated Creditor, be deemed to be a payment or distribution by the Company to or on account of the Subordinated Debt.

                  2.06 No Waiver of Subordination Provisions. No right of the Agent or any Bank to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by the Agent or any Bank (except to the extent required herein), or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Agent or any Bank may have or be otherwise charged with.

                  2.07  Enforcement.

                  (a) So long as any Senior Debt shall be outstanding or any Bank has any obligation to extend credit to the Company under the Empire Credit
Agreement:

                  (i) the Subordinated Creditor shall not, except as expressly otherwise provided in this Agreement, (A) ask, demand, sue for, take or receive, or retain, from the Company by setoff or in any other manner, payment or prepayment of all or any part of the Subordinated Debt; (B) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; (C) forgive, cancel or discharge, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Debt; (D) subordinate all or any part of the Subordinated Debt to any indebtedness other than the Senior Debt; (E) subordinate all or any part of the Liens securing all or any part of the Subordinated Debt to the Liens securing any indebtedness other than the Senior Debt; (F) ask, demand or receive any security (other than the Collateral) for the Subordinated Debt; (G) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Subordinated Creditor is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); (H) amend any agreement or instrument governing the Empire Guaranty or any collateral security therefor; (I) declare the Subordinated Debt due and payable by reason of any default or for any other reason; (J) contest, protest or object to any foreclosure proceeding or action brought by the Agent or any other exercise by the Agent of any rights and remedies relating to the Collateral or otherwise; (K) commence, or participate with others in commencing, any Insolvency Proceeding with respect to the Company; or (L) object to the forbearance by the Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

                  (ii) the Company shall not, except as expressly otherwise provided in this Agreement, (A) make any payment or prepayment of all or any part of the Subordinated Debt; (B) accept any forgiveness, cancellation of or discharge of, or permit to be converted into any evidence of equity or ownership, any of the Subordinated Debt; (C) grant any security (other than the Collateral) for the Subordinated Debt; (D) amend any agreement or instrument governing the Empire Guaranty or any collateral security therefor; or (E) take any other action in contravention of this Agreement; and

                  (iii) the Agent shall, except as otherwise expressly provided herein, have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Subordinated Creditor.

                  (b) The Subordinated Creditor agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Senior Debt shall have been paid in cash in full. Without limiting the generality of the foregoing, unless and until the Senior Debt shall have been paid in cash in full the sole right of the Subordinated Creditor with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Subordinated Debt Documents for the period and to the extent granted therein and after the payment in full of the Senior Debt, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Subordinated Debt Documents.

                  (c) The Subordinated Creditor (i) agrees that it will not take any action that would hinder any exercise of remedies under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it may have as a junior lien creditor (other than the right to receive the proceeds of such sale, lease, exchange, transfer or other disposition after the payment in full in cash of the Senior Debt) or otherwise to object to the manner in which the Agent seeks to enforce or collect the Senior Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Agent is adverse to the interest of the Subordinated Creditor.

                  (d) The Subordinated Creditor hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents shall be deemed to restrict in any way the rights and remedies of the Agent with respect to the Collateral as set forth in this Agreement and the Senior Debt Documents.

                  (e) The Subordinated Creditor agrees that any Lien that it has on any inventory held by Imbali Metals Bvba on consignment for the Company is subordinated to the Lien on such inventory securing the Senior Debt as provided in this Agreement.

                  2.08 Plan of Reorganization. The Agent and the Banks, on the one hand, and the Subordinated Creditor, on the other hand, shall be entitled to vote as separate classes with respect to any plan of reorganization in connection with any Insolvency Proceeding; provided that the Subordinated Creditor agrees that it will not take any action or vote in any way which supports any plan of reorganization that is inconsistent with the terms of this Agreement.

                  2.09 Subordinated Debt Remedies. Notwithstanding the foregoing, the Subordinated Creditor may:

                  (a) file a proof of claim with respect to the Subordinated Debt if an Insolvency Proceeding has been commenced by or against the Company;

                  (b) take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Debt, or the rights of the Agent or the holders of the Senior Debt to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

                  (c) file any necessary responsive or defensive pleadings in opposition to any motion , claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowances of the claims of the Subordinated Creditor, including any claims secured by Collateral, if any, in each case in accordance with the terms of this Agreement;

                  (d) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Company in connection with any Insolvency Proceeding, but only if such pleading, objection, motion or agreement is not inconsistent with the terms of this Agreement; and

                  (e) vote on any plan of reorganization make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Debt and Collateral.

                  2.10 Adequate Protection. If, in any Insolvency Proceeding, the holders of the Senior Debt (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of cash collateral, then the Subordinated Creditor may seek or request adequate protection in the form of a Lien on such additional Collateral (and may not in any other circumstance seek or request adequate protection in the form of a
Lien), which Lien will be subordinated to the Liens securing the Senior Debt and such cash collateral use on the same basis as the other Liens securing the Subordinated Debt are so subordinated to the Senior Debt under this Agreement.

                  Section 3. Representations and Warranties. The Subordinated Creditor represents and warrants to the Banks and the Agent that:

                  3.01 Corporate Existence. The Subordinated Creditor is a bank duly organized and validly existing under the laws of the Kingdom of Belgium.

                  3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organization documents of the Subordinated Creditor, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subordinated Creditor is a party or by which the Subordinated Creditor is bound or to which the Subordinated Creditor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subordinated Creditor pursuant to the terms of any such agreement or instrument.

                  3.03 Action; Execution and Delivery. The Subordinated Creditor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subordinated Creditor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Subordinated Creditor and constitutes the legal, valid and binding obligation of the Subordinated Creditor, enforceable in accordance with its terms. The Subordinated Creditor has, independently and without reliance on the Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                  3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Subordinated Creditor of this Agreement or for the validity or enforceability hereof.

                  3.05 Collateral. Other than Collateral, no Liens exist to secure any of the Subordinated Debt.

                  3.06 Note. The Subordinated Creditor has delivered to the Agent a true, correct and complete copy of the Subordinated Debt Documents (including all amendments and supplements thereto) as in effect on the date hereof. The Empire Guarantee bears a legend that it is subject to this Agreement.

                  Section 4. Agreements. The Company and the Subordinated Creditor hereby agree that, until the payment of the Subordinated Debt in cash in full and the termination of all obligations (if any) of the Banks to extend credit to the Company under the Credit Agreements:

                  4.01 Legend. The Empire Guarantee, including any replacement thereof or substitution therefor, shall bear a legend that it is subject to this Agreement.

                  4.02 Actions by Agent and Banks. The Agent and the Banks may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor, (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt or the security therefor, or otherwise amend in any manner any Senior Debt

Document; (b) exercise or refrain from exercising any rights against the Company and others; (c) apply any sums by whomsoever paid or however realized to the Senior Debt; (d) sell, exchange, release, surrender, realize upon or otherwise deal in any manner and in any order any property whatsoever and by whomsoever at any time subject to a Lien to secure the Senior Debt; (e) release any Person liable in any manner for the payment or collection of any part of the Senior Debt, and (f) seller or compromise all or any part of the Senior Debt, and subordinate the payment of any part of the Senior Debt to the payment of any other indebtedness (including any other part of the Senior Debt). No invalidity, irregularity or unenforceability of all or any part of the Senior Debt or any Lien securing the Senior Debt shall affect, impair or be a defense to this Agreement.

                  4.03 Collateral. No Lien (other than on the Collateral) will arise or will be taken in the future to secure any Subordinated Debt.

                  4.04 Recovery of Funds. If at any time all or any part of any payment previously applied by the Agent or the Banks to the Senior Debt must be returned by the Agent or any Bank, or recovered from the Agent or any Bank, for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, the Company agrees to indemnify the Agent and each Bank against, and to same and hold each of them harmless from any required return by it, or recovery from it, of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

                  4.05 Further Assurances. Each of the Company and the Subordinated Creditor agrees that it will, and its expense and at any time and from time to time, promptly execute, acknowledge and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby.

                  4.06 Expenses. The Company agrees upon demand to pay to the Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Agent or any Bank may incur in connection with (a) the administration of this Agreement; (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (c) the failure by the Subordinated Creditor or the Company to perform or observe any of the provisions of this Agreement.


                  Section 5.  Miscellaneous.

                  5.01 No Waiver. No failure on the part of the Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  5.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  5.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its (or his or her, as the case may be) name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  5.04 Waivers, Etc. The terms of this Agreement may be waived, altered or amended (as to the Subordinated Creditor) only by an instrument in writing duly executed by the Subordinated Creditor and (as to the Agent and the Banks) by the Agent. Any such amendment or waiver shall be binding upon the Agent and each Bank (and each other holder of Senior Debt) and the Subordinated Creditor.

                  5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinated Creditor, the Agent and each Bank.

                  5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  5.08 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.

                                                                      EXHIBIT C



                    [Form of Amendment to Security Agreement]

                                 AMENDMENT NO. 1


         AMENDMENT NO. 1, dated as of June 29, 2007, among EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), the other Grantors party to Security Agreement referred to below (together with the Company, individually, a "Grantor" and, collectively, the "Grantors"), in favor of JPMORGAN CHASE BANK, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Agent") for each of the Secured Parties.

         The Company, the Grantors and the Agent are parties to an Amended and Restated Security Agreement, dated as of June 13, 2006 (as heretofore modified and supplemented and in effect on the date hereof, the "Security Agreement"). The Grantors and the Agent now wish to amend the Security Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Security Agreement are used herein as defined therein.

         Section 2. Amendments. The Security Agreement is hereby amended as follows:

         2.01. Definition of "Obligations." The definition of "Obligations" in
Section 1.1 of the Security Agreement (Definitions) shall be amended and restated in its entirety as follows:

                  "Obligations" shall mean, collectively, the following:

                           (a) all obligations (monetary or otherwise, whether
                  absolute or contingent, matured or unmatured) of the Company and each other Obligor arising under or in connection with the Basic Documents, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in clauses (f) or (g) of Section 9 of the Credit Agreement, whether or not allowed in such proceeding) on the Loans, and

                           (b) all obligations of the Company to any of the
                  Banks (or any affiliate of any Bank) under currency exchange agreements, Interest Rate Protection Agreements, and all other agreements or arrangements designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices.

         2.02. Capital Securities of the Subsidiaries, Investment Property.
Section 3.1(a) of the Security Agreement (As to Capital Securities of the Subsidiaries, Investment Property), prior to clauses (i) and (ii) thereof, shall be amended to read as follows:

                  (a) With respect to any direct Subsidiary of any Grantor (other than Imbali Metals Bvba) that is"

         2.03. Ownership, No Liens. Section 3.3 of the Security Agreement (Ownership, No Liens, etc.) shall be amended by deleting the word "and" at the end of clause (a) thereof, and replacing it with ",", by replacing the period at the end of clause (b) thereof with ", and", and by inserting the following clause (c) immediately after clause (b) therein:

                  "(c) with respect to the Capital Securities of Imbali Metals Bvba."

         2.04. Certain Remedies. Section 6.1(b) of the Security Agreement (Certain Remedies) shall be amended by replacing clause (ii) with the following:

                  (ii) next, to the payment in full of all Obligations of the type described in clause (a) of the definition thereof and all Obligations in respect of Interest Rate Protection Agreements, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree;

                  (iii) next, to the payment in full of all other Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and"

and by re-numbering clause (iii) thereof to be clause (iv).

         Section 3. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                      EXHIBIT D


                       [Additional Financial Information]